Exhibit 4.1

Execution Version

SEVENTH AMENDMENT

This SEVENTH AMENDMENT (this “Amendment”), dated as of May 30, 2024, is among URBAN ONE, INC., a Delaware corporation (the “Administrative Borrower”), the other Borrowers and Subsidiary Guarantors party hereto, the Lenders party hereto (constituting the Required Lenders), and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of February 19, 2021 (as amended by the First Amendment and Waiver, dated as of April 30, 2023, as further amended by the Second Amendment and Waiver, dated as of June 5, 2023, as further amended by the Third Amendment, dated as of July 31, 2023, as further amended by the Fourth Amendment, dated as of September 29, 2023, as further amended by the Fifth Amendment, dated as of November 9, 2023, as further amended by the Sixth Amendment, dated as of April 12, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and, as amended by this Amendment, the “Credit Agreement”), among the Administrative Borrower, the other Borrowers party thereto from time to time, the Administrative Agent, and each Lender from time to time party thereto;

WHEREAS, pursuant to Sections 8.01(a) and (e) of the Existing Credit Agreement, on or before May 31, 2024, , the Administrative Borrower is required to deliver to the Administrative Agent: (i) the consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of the quarterly accounting period ending March 31, 2024 and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, all of which shall be certified by the chief financial officer of the Administrative Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Administrative Borrower and its Restricted Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a compliance certificate from an Authorized Officer of the Administrative Borrower certifying on behalf of the Administrative Borrower that, among other things, no Default or Event of Default has occurred and is continuing (collectively, the “Quarterly Financial Deliverables”);

WHEREAS, pursuant Sections 8.01(b) and (e) of the Existing Credit Agreement, on or before May 31, 2024, the Administrative Borrower is required to deliver to the Administrative Agent: (i) the consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of the Fiscal Year ending December 31, 2023 and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by independent certified public accountants of recognized national standing, accompanied by an opinion of such accounting firm stating that in the course of its regular audit of the financial statements of the Administrative Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year, and (iii) a compliance certificate from an Authorized Officer of the Administrative Borrower certifying on behalf of the Administrative Borrower that, among other things, no Default or Event of Default has occurred and is continuing (collectively, the “Annual Financial Deliverables”);

WHEREAS, pursuant to the Existing Credit Agreement, the Administrative Borrower is required to deliver to the Administrative Agent (i) the Quarterly Financial Deliverables no later than the date required by Sections 8.01(a) and (e) of the Existing Credit Agreement and (ii) the Annual Financial Deliverables no later than the date required by Sections 8.01(b) and (e) of the Existing Credit Agreement; and

WHEREAS, the Administrative Borrower has requested that the Required Lenders consent to extend the delivery date of the Quarterly Financial Deliverables and the Annual Financial Deliverables from the dates required by Sections 8.01(a), (b) and (e) of the Existing Credit Agreement, as applicable, in each case, to June 17, 2024.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. This Amendment is a “Credit Document” as defined under the Credit Agreement.

ARTICLE II

AMENDMENT AND CONSENT

Section 2.01.Limited Consent; Covenants and Event of Default.

(a)Notwithstanding anything to the contrary set forth in this Amendment, the Credit Agreement or any other Credit Document, the Required Lenders hereby consent to extend (x) the delivery date of the Quarterly Financial Deliverables from the date required by Section 8.01(a) and (e) of the Existing Credit Agreement to June 17, 2024, and (y) the delivery date of the Annual Financial Deliverables from the date required by Sections 8.01(b) and (e) of the Existing Credit Agreement to June 17, 2024, and the Administrative Borrower hereby agrees to deliver (1) the Quarterly Financial Deliverables no later than June 17, 2024 and (2) the Annual Financial Deliverables no later than June 17, 2024; provided that failure to timely deliver the Quarterly Financial Deliverables or the Annual Financial Deliverables in accordance with this Section 2.01, in either case, shall constitute an immediate Event of Default under the Credit Agreement.

(b)Notwithstanding anything to the contrary in the Credit Agreement or this Amendment, so long as the Administrative Borrower has not delivered the Quarterly Financial Deliverables and the Annual Financial Deliverables, no part of any Credit Event (or the proceeds thereof) will be used for any Investment under clauses (v) through (vii) (other than Investments among Credit Parties) or clauses (xii), (xvii), (xviii) or (xxii), in each case, of Section 9.05 of the Credit Agreement, or Restricted Payments; provided, that any breach under this Section 2.01(b) shall constitute an immediate Event of Default under the Credit Agreement.

(c)The Administrative Borrower shall timely deliver to the Administrative Agent a copy of any written notice received by or sent to the SEC or any trustee, agent or noteholders under the Senior Secured Notes Indenture in connection with the Company’s failure to timely deliver (i) the quarterly reports or other financial information for the Fiscal Quarter ended December 31, 2023, (ii) the quarterly reports or other financial information for the Fiscal Quarter ended March 31, 2024, or (iii) the annual reports or other financial information for the Fiscal Year ended December 31,

2023, in each case, required to be filed with the SEC or delivered to such trustee, agent or the noteholders under the Senior Secured Notes Indenture.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower and each of the Subsidiary Guarantors party hereto makes the following representations, warranties and agreements, as of the Seventh Amendment Effective Date:

(a)each of the representations and warranties in Section 7 of the Credit Agreement and in each other Credit Document is true and correct in all material respects (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification);

(b)no Default or Event of Default has occurred and is continuing;

(c)the execution, delivery and performance of this Amendment by each Borrower and each of the Subsidiary Guarantors has been duly authorized by all necessary Company action;

(d)the execution, delivery and performance of this Amendment by each Borrower and each of the Subsidiary Guarantors do not and will not (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, except in the case of any contravention that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under (x) the Senior Secured Notes Indenture, (y) after the execution and delivery thereof, the Permitted Subordinated Debt Documents, the Permitted Unsecured Debt Documents, Parity Lien Documents, Junior Lien Documents and any Permitted Refinancing Debt Documents in respect of the Senior Secured Notes, the Permitted Subordinated Debt and the Permitted Unsecured Debt, in any such case to the extent governing Indebtedness in an aggregate outstanding principal amount equal to or greater than $20,000,000, and (z) any other indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except, in the case of the preceding subclause (x), for any contravention, breach, default, lien and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party; and

(e)this Amendment and all other Credit Documents executed and delivered in connection herewith constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with its respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

ARTICLE IV

CONDITIONS PRECEDENT

This Amendment shall be effective on the first date of satisfaction (or waiver by the Administrative Agent) of the following conditions precedent (all documents to be in form and substance reasonably satisfactory to Administrative Agent) (such date, the “Seventh Amendment Effective Date”):

(a)The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each Borrower, each Subsidiary Guarantor and each Lender party hereto (constituting the Required Lenders); and

(b)The Administrative Borrower shall pay or reimburse all reasonable documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP) in connection with the preparation, execution, delivery and administration of this Amendment and the other Credit Documents.

ARTICLE V

REAFFIRMATION OF CREDIT DOCUMENTS

Each Credit Party hereby (a) agrees that each Credit Document to which it is a party is hereby reaffirmed and, except as modified by the terms hereof, shall continue to be in full force and effect, and (b) affirms and confirms that all guarantees, Liens and security interests granted to the Administrative Agent, the Collateral Agent and the Lenders under the Guaranty, the Pledge Agreement, the Security Agreement and each other Credit Document to which it is a party remain in full force and effect and shall continue to secure the Obligations. Nothing in this Amendment or in any of the transactions contemplated hereby is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations under the Credit Agreement or the other Credit Documents or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.

ARTICLE VI

MISCELLANEOUS

Section 6.01.Liens Unimpaired. Neither the consent provided herein nor the execution, delivery, performance or effectiveness of this Amendment:

(a)impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 6.02.Entire Agreement. This Amendment, the Credit Agreement, and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

Section 6.03.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). SECTIONS 12.08(A), (B) AND (C) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AND SHALL APPLY HERETO.

Section 6.04.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Amendment; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.05.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same instrument. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it.

Section 6.06.Headings. The headings of the several articles and sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories as of the day and year first above written.

URBAN ONE, INC., as the Administrative Borrower

By:
Name:	Peter D. Thompson
Title:	Executive Vice President

TV ONE, LLC
INTERACTIVE ONE, INC.
REACH MEDIA, INC., each as a Borrower

By:
Name:	Peter D. Thompson
Title:	Vice President

[Seventh Amendment Signature Page]

RADIO ONE LICENSES, LLC
BOSSIPMADAMENOIRE, LLC
CLEOTV, LLC
RO ONE SOLUTION, LLC
BELL BROADCASTING COMPANY, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF TEXAS II, LLC
SATELLITE ONE, L.L.C.
RADIO ONE CABLE HOLDINGS, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE DISTRIBUTION HOLDINGS, LLC
INTERACTIVE ONE, LLC
DISTRIBUTION ONE, LLC
GAFFNEY BROADCASTING LLC
RADIO ONE URBAN NETWORK HOLDINGS, LLC
RADIO ONE ENTERTAINMENT HOLDINGS, LLC
URBAN ONE ENTERTAINMENT SPV, LLC
URBAN ONE PRODUCTIONS, LLC
T TENTH PRODUCTIONS, LLC
CHARLIE BEAR PRODUCTIONS, LLC, each as a Subsidiary Guarantor

By:
Name:	Peter D. Thompson
Title:	Vice President

[Seventh Amendment Signature Page]

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By:
Name:
Title:

[Seventh Amendment Signature Page]